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                                                                       Exhibit 5

December 10, 2004

Biopure Corporation
11 Hurley Street
Cambridge, MA  02141

            Re: Biopure Corporation, Registration Statement on Form S-2

Ladies and Gentlemen:

      In connection with the registration by Biopure Corporation, a Delaware corporation (the "Registrant"), of 35,033,042 shares of Class A common stock of the Registrant (the "Common Stock"), issuable upon the exercise of certain warrants currently outstanding (the "Warrants"), under the Securities Act of 1933, as amended (the "Act"), on that certain registration statement on Form S-2 filed with the Securities and Exchange Commission on December 10, 2004 (the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

      In my capacity as General Counsel to the Registrant, I am familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Common Stock, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

      In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

      I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

      Subject to the foregoing, it is my opinion that the Securities have been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Warrants and Registration Statement, will be validly issued, fully paid and nonassessable.

      I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to me contained under the heading "Legal Matters".

                                    Very truly yours,

                                    /s/ Jane Kober

                                    Jane Kober

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